EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Guaranty Bancshares, Inc. (the “Company”) on Form 10-Q as of and for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric J. Dosch, Chief Financial Officer of the Company, certify that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to First Guaranty Bancshares, Inc. and will be retained by First Guaranty Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Eric J. Dosch

Eric J. Dosch

Chief Financial Officer

Secretary and Treasurer

August 12, 2011